Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-3 of Capital Lease Funding, Inc. of our report dated March 16, 2006, relating to our audit of the consolidated financial statements and internal control over financial reporting as of and for the year ended December 31, 2005, incorporated by reference in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen LLP

New York, New York
January 31, 2007